Exhibit 99.1

Contact:	Joseph F. Furlong	or	Stephen L. Clanton
	President and CEO		Executive VP & CFO
	(615) 221-8884		(615) 221-8884
Primary Contact
     For Immediate Release
AMERICAN HOMEPATIENT ANNOUNCES RESULTS OF ANNUAL MEETING
BRENTWOOD, Tenn. (June 30, 2010) — American HomePatient, Inc. (OTCBB: AHOM) (“American HomePatient” or the “Company”), one of the nation’s largest home health care providers, announced today the results of its 2010 Annual Meeting of Stockholders held June 30, 2010. At the meeting, the Company’s stockholders re-elected Henry T. Blackstock and W. Wayne Woody as Class 1 directors and approved the reincorporation of the Company from Delaware to Nevada through a plan and agreement of merger.
The reincorporation became effective today, and will not result in any change in the Company’s name, headquarters, business, jobs, management, location of offices or facilities, number of employees, assets, liabilities or net worth. Also, American HomePatient, Inc.’s common stock will continue to trade in the over-the-counter market or, on application by broker-dealers, in the NASD’s Electronic Bulletin Board under the symbol AHOM or AHOM.OB.
American HomePatient, Inc., a Nevada corporation, is one of the nation’s largest home health care providers with operations in 33 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home.
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the previously announced restructuring plan and its components, the ability to complete the restructuring plan and the effect of not completing the restructuring plan, the status of the Company’s secured debt, current and future reimbursement rates, and reimbursement reductions and the Company’s ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.